UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 28, 2020

ADVANTEGO CORPORATION

(Exact name of Registrant as specified in its charter)

Colorado	0-23726	84-1116515
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

3801 East Florida Ave., Suite 400, Denver, CO 80210

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (949) 627-8977

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ADGO	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§204.12b-2 of this chapter.

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

On February 19, 2020 the Company appointed Carl L. Engstrom be a Director.

Mr. Engstrom (83) has practiced law in California continuously commencing in 1968. A large part of his practice over the years has involved corporate formations, corporate governance and the preparation of business agreements of all kinds. He has also litigated, arbitrated, and mediated a wide variety of business disputes. He has been in private practice and has also served as General Counsel to several corporations. Most recently, he has served as General Counsel to Advantego Corporation from March 2018 to September 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated February 28, 2020.	ADVANTEGO CORPORATION

	By:	/s/ Robert W. Ferguson
Robert W. Ferguson
Chief Executive Officer